UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: October 31, 2007 (October 29, 2007)

(Date of Earliest Event Reported)

CyberSource Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-26477	77-0472961
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1295 Charleston Road, Mountain View, California	94043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 965-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 29, 2007, CyberSource Corporation (the “Company”) filed a certificate of amendment of the Company’s Certificate of Incorporation, to increase the number of shares of authorized common stock, par value $0.001, from 50 million to 125 million.

A copy of the Certificate of Amendment of the Certificate of Incorporation of CyberSource Corporation described above is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

On October 30, 2007, the Board of Directors of the Company amended Article VIII, Section 1 of the Company’s Bylaws to allow for the issuance of uncertificated shares, as provided under the Delaware General Corporation Law. The Company’s Bylaws had previously provided for issuance of the Company’s shares in certificated form only. The amendment was adopted to permit implementation of a book-entry direct registration system, which allows shares of stock to be owned, reported, and transferred electronically without the need for physical stock certificates.

A copy of the Certificate of Amendment to the Company’s Bylaws described above is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit Number	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of CyberSource Corporation.

3.2	Certificate of Amendment to the CyberSource Corporation Bylaws.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYBERSOURCE CORPORATION

By:	/s/ Steven D. Pellizzer
Steven D. Pellizzer
Chief Financial Officer and Senior Vice President, Finance

Date: October 31, 2007

EXHIBIT INDEX

Exhibit Number	Description

3.1	Certificate of Amendment of the Certificate of Incorporation of CyberSource Corporation.

3.2	Certificate of Amendment to the CyberSource Corporation Bylaws.